UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2026

(Earliest Event Date requiring this Report: May 14, 2026)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	000-28831	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number 144-V, 10 Fairway Drive Suite 100

Deerfield Beach, Florida 33441

(Address of principal executive offices)

(954) 570-8889, ext. 313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2026, Capstone Companies, Inc. (“Company”) and eBliss Global, Inc., a private, early stage Delaware corporation, (“eBliss”) entered into a letter of intent (“LOI”) whereby:

(1) Negotiations. The Company and eBliss will commence negotiations during the period commencing on May 14, 2026 and ending at 7:00 p.m., local Miami, Florida time, on July 31, 2026 (“Exclusivity Period”) to determine if they can reach mutual agreement on the terms and conditions of an acquisition of 100% of the issued shares of eBliss Common Stock by the Company or its subsidiary in a transaction intended to quality as a tax-free stock-for-stock reorganization (or similar transaction intended to qualify under Internal Revenue Code Section 351) (a “Transaction”).

(2) Mutual Due Diligence Review. Company and eBliss will commence a mutual due diligence review during the Exclusivity Period.

(3) Mutual ‘No Shop’ Provision. For the Exclusivity Period, each company shall not, nor shall it authorize or permit any of its officers, directors, employees, agents or other affiliates (collectively, “Affiliates”), or any of the company’s investment bankers, attorneys or other advisors or representatives (collectively, “Representatives”) to: (a) solicit or initiate, or knowingly encourage or facilitate, directly or indirectly, the submission of any proposal related to the acquisition of all or substantially all of the company’s assets (including intellectual property) or business, whether directly or indirectly, through stock purchase, asset purchase, merger, consolidation, other business combination, proxy fight, change of board of directors, or otherwise (an “Acquisition Proposal”) by any individual, group, corporation, partnership, limited liability company, association, trust, unincorporated organization, governmental entity who is not a party to the LOI (each being a “Third Party”); (b) directly or indirectly participate in discussions or negotiations (other than to indicate that the company is not presently in a position to engage or to continue to engage in such discussions or negotiations) regarding, or furnish to any Third Party information with respect to, or facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or (c) enter into any agreement with respect to any Acquisition Proposal with any Third Party. In addition, each company shall notify the other company during the Exclusivity Period of any contact between the company or any Affiliates or Representative, and any Third Party, regarding any inquiry or proposal within forty eight (48) hours of the company’s, or its Affiliates’ or Representative’s, receipt or awareness thereof, and shall provide (x) the material terms of such Acquisition Proposal (including the identity of the Third Party proposing the Acquisition Proposal), and (y) a copy of such Acquisition Proposal to the other company if such proposal is in writing (including any email or facsimile thereof).

(4) Termination of LOI. Either the Company or eBliss may terminate the LOI without cause and upon thirty five days’ prior written notice to the other company.

(5) No Termination Fee. Neither the Company nor eBliss be liable for any break-up or termination fee under the LOI or otherwise, or be liable for any damages or losses of any kind based upon or resulting from the failure of the companies to reach an agreement for or consummate a Transaction.

The agreement to the LOI was reached late on May 14, 2026, by the Company and eBliss and after the filing of the Company’s Quarterly Report on Form 10-Q with the Commission.

No Legally Binding Agreement for any Acquisition Transactions. Neither the LOI nor any provision therein obligates or commits either the Company or eBliss to enter into any definitive agreement for, or to consummate, a Transaction or other merger or business combination, asset purchase, stock purchase or exchange, tender offer or other form of business acquisition (collectively, including a Transaction, “Acquisition Transaction(s)”). As of the date of the filing of this Current Report on Form 8-K (the “Form 8-K”), there is no legally binding agreement or commitment or understanding between the Company and eBliss for any Acquisition Transactions, and no agreement, agreement in principle or understanding on the essential terms of any Acquisition Transactions. There is no certainty or no assurances that the Company and eBliss will reach agreement on any Acquisition Transactions during the Exclusivity Period or thereafter. The ‘no shop’ provision in the LOI should not be deemed as an indication of the prospects for a definitive, legally binding agreement for any Acquisition Transactions.

Prior No Shop Provision under the Promissory Note. As previously reported on the Current Report on Form 8-K filed by the Company on March 5, 2026, with the Commission, the Company entered into an unsecured Lump Sum Payment Promissory Note (“Note”), which Note provided a working capital loan to the Company in the principal amount of $250,000 from eBliss. The Note contained a ‘no shop’ provision for the 90 day period commencing on March 4, 2026 (“Period”). Under the Note’s no shop provision, the Company would not entertain third party proposals for any Acquisition Transactions and would cease any third party discussions for any Acquisition Transactions for the Period, except that the Company could entertain third party proposals during the last 30 days of the Period if the Company and eBliss have not signed a definitive agreement or letter of intent for an Acquisition Transaction during the first 60 days of the Period and the third party proposal is deemed ‘superior’ to any existing proposal for an Acquisition Transaction from eBliss. The Company and eBliss deem the LOI’s ‘no shop’ provision to supersede the Note’s ‘no shop’ provision.

Notice: The above summary of the LOI does not constitute a complete description of the above terms and conditions of the LOI or describe all its terms and conditions. The above summary is qualified in its entirety by reference to the LOI, which is filed as Exhibit 10.1 to this Form 8-K. The LOI is being filed to provide investors with information regarding its terms and conditions. It is not intended to provide any other information about the parties to the LOI. In particular, the representations, warranties, covenants and agreements contained in the LOI, which are made only for purposes of the LOI and as of specific dates, are solely for the benefit of the parties to the LOI, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the LOI instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the Commission by the Company. Investors and security holders are not third-party beneficiaries under the LOI and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the LOI or the prospects for any Acquisition Transactions. The representations, warranties, covenants and agreements and other terms of the LOI may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the LOI or the date of the filing of this Form 8-K, which subsequent information may or may not be fully reflected in the Company’s public disclosures or filings with the Commission.

No Offer or Solicitation. This Form 8-K and Exhibit 10.1 to this Form 8-K are for information purposes only and are not intended to and do not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any Company securities, or the solicitation of any vote or approval in any jurisdiction for any transactions by Company shareholders, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Note Regarding Forward-Looking Statement. This Form 8-K, including Exhibit 10.1, contains or may contain forward-looking statements that relate to future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. The Company cautions readers that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control or ability to predict or foresee, which could cause actual results to differ materially from any results implied or deemed to be implied by the forward-looking statements. As such, no one should rely on forward looking statements in making any investment decision. The presence of a ‘no shop’ provision is not a legally binding obligation to consummate or enter into any agreement to consummate any Acquisition Transactions or other significant corporate transactions. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2025, filed on April 1, 2026, and other public reports filed with the Commission. The Company’s Common Stock is a ‘penny stock’ under rules of the Commission and, as such, is a highly risky investment that should not be considered by investors who require liquidity in an investment or cannot afford the total loss of their investment. The Company’s Common Stock has no primary market makers or institutional investor market support and the Company’s Common Stock is vulnerable to unpredictable, significant fluctuations in price and trading volume. Further, the Company’s independent public accounting firm expressed a ‘going concern’ caution about the Company in that auditor’s letter for the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company relies on third party debt funding to sustain corporate operations, which funding may not be available at all in the future or may not be available in sufficient amounts, in a timely basis or on affordable terms.

Item 9.01. Financials and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Letter of Intent, dated May 14, 2026, by Capstone Companies, Inc. and eBliss Global, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By:	/s/ Stewart Wallach
Stewart Wallach, Chairman of the Board of Directors

Date: May 15, 2026

Exhibit Number	Exhibit Description

10.1	Letter of Intent, dated May 14, 2026, by Capstone Companies, Inc. and eBliss Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)